			Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended March 31, 2012

	United States Commodity	United States Copper	United States Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$(8,469,902)	$-	$(8,469,902)
Unrealized Gain (Loss) on Market Value of Futures	(5,911,052)	(38,325)	(5,949,377)
Unrealized Gain (Loss) on Market Value of Short-Term Investments	(3)	-	(3)
Interest Income	15,509	105	15,614
ETF Transaction Fees	2,100	-	2,100
Total Income (Loss)	$(14,363,348)	$(38,220)	$(14,401,568)

Expenses
Investment Advisory Fees	$331,158	$2,193	$333,351
Brokerage Commissions	37,670	-	37,670
Tax Reporting Fees	35,838	-	35,838
Audit Fees	8,494	-	8,494
Non-interested Directors' Fees and Expenses	3,470	23	3,493
Prepaid Insurance Expense	2,173	15	2,188
Tax Fees	800	-	800
Other Expenses	-	7,219	7,219
Total Expenses	419,603	9,450	429,053
Expense Waiver	-	(6,873)	(6,873)
Net Expenses	$419,603	$2,577	$422,180
Net Income (Loss)	$(14,782,951)	$(40,797)	$(14,823,748)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$400,205,578	$2,748,848	$402,954,426
Additions	37,563,958	-	37,563,958
Net Income (Loss)	(14,782,951)	(40,797)	(14,823,748)

Net Asset Value End of Month	$422,986,585	$2,708,051	$425,694,636
Net Asset Value Per Unit	$61.30	$27.08

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 3/1/12	6,300,000	100,000	6,400,000
Additions	600,000	-	600,000
Units Outstanding End of Month	6,900,000	100,000	7,000,000

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502